[LOGO]
FEDERAL HOME LOAN BANK        SECOND ADDENDUM TO THE "AGREEMENT FOR ADVANCES AND
    OF ATLANTA                    SECURITY AGREEMENT WITH BLANKET FLOATING LIEN"
================================================================================

    MEMBER and BANK, as those terms are defined in the Agreement for Advances and Security Agreement with Blanket Floating Lien, dated as of April 26, 1996, between Member and Bank as modified by that certain Addendum to the "Agreement for Advances and Security Agreement with Blanket Floating Lien, dated as of July 2, 1996 (the "Agreement"), desire to modify the Agreement to supplement the means by which Member may provide security to Bank. Accordingly, Member and Bank have executed this Second Addendum as of September 26, 2001, and agree that it shall be a part of and modify the Agreement, as Addendum No. 2 thereto, as follows:

1. Section 1.01 is amended to add the following defined terms as paragraphs (R) and (S):

    (R) "Commercial Mortgage Collateral" means Commercial Mortgage Documents (excluding securitized loans and nonlead or minority participation interests therein) and all ancillary security agreements, policies and certificates of insurance, guarantees, evidences of recordation, applications, underwriting materials, surveys, appraisals, approvals, permits, notices, opinions of counsel, loan servicing data and all other electronically stored and written records or materials relating to the loans evidenced or secured by the Commercial Mortgage Documents.

    (S) "Commercial Mortgage Documents" means mortgages secured by a first lien on property improved by one or more multifamily or commercial buildings and all mortgage notes evidencing fully disbursed loans secured by such mortgages and any endorsements or assignments thereof to the Member.

    Section 1.0l (D) is amended by inserting the words ", Commercial Mortgage Collateral" after the words "First Mortgage Collateral" in the third line thereof.

    Section 1.01 (L) is amended by inserting the words ", Commercial Mortgage Collateral" after the words "First Mortgage Collateral" in the sixth, seventh and twelfth lines thereof.

    Section 1.01 (P) is amended by deleting the words "or by a first lien on property improved by one or more multifamily or commercial buildings" after the word "dwellings" in the second line thereof.

2. Section 3.01 is amended by deleting the last sentence in its entirety and substituting in lieu thereof the following:

    In addition, as security for all Indebtedness, the Member hereby assigns, transfers, and pledges to the Bank, and grants to the Bank a security interest in: (i) all Commercial Mortgage Collateral now or hereafter owned by the Member, and all proceeds thereof, and (ii) all of the Government and Agency Securities Collateral, Other Mortgage Collateral, and Other Securities Collateral now or hereafter owned by the Member, and all proceeds thereof, which is specified pursuant to Section 3.05 or delivered pursuant to Section 3.06.

3. Section 3.03 (D) is amended by inserting the words ", Commercial Mortgage Collateral" after the words First Mortgage Collateral" in the first line thereof.

    Section 3.03 (F) is amended by inserting the words ", Commercial Mortgage Collateral" after the words "First Mortgage Collateral" in the second line thereof.

    Section 3.03 (G) is amended by inserting the words ", Commercial Mortgage Collateral" after the words "First Mortgage Collateral" in the first line thereof.

4. Section 3.04 (A) is amended by deleting the subsection in its entirety and substituting in lieu thereof the following:

    (A) The Member shall at all times maintain as Collateral an amount of Qualifying Collateral which has a Lendable Collateral Value that is at least equal to the then current required Collateral Maintenance Level. The Member shall normally discharge this obligation by maintaining First Mortgage Collateral or Commercial Mortgage Collateral in accordance With the Bank's Credit and Collateral Policy, as amended from time to time. The Member may discharge this obligation with Qualifying Collateral that is not First Mortgage Collateral or Commercial Mortgage Collateral to the extent that such Collateral is first offered to and specifically accepted by the Bank. At any time the Member does not own and maintain, in accordance with this Agreement, First Mortgage Collateral or Commercial Mortgage Collateral that is Qualifying Collateral with a Lendable Collateral Value that is at least equal to the then required Collateral

    Maintenance Level (or the Collateral Maintenance Level to be required if any pending Member advance application is approved), the Member shall deliver to the Bank a status report and accompanying schedules, all in the form(s) prescribed by the Bank, specifying and describing Government and Agencies Security Collateral and/or Other Mortgage Collateral and/or Other Securities Collateral in an amount which, together with the First Mortgage Collateral and Commercial Mortgage Collateral that is Qualifying Collateral, is sufficient to satisfy the requirements of this Section. The Member shall not assign, pledge, transfer, create any security interest in, sell, or otherwise dispose of any Collateral if: (i) such Collateral has been specified or identified pursuant to Section 3.05 hereof or is held by or on behalf of the Bank pursuant to Section 3.06 hereof, or the Bank has otherwise perfected its security interest in such behalf Collateral; or (ii) at the time of or immediately after such action, the Member is not or would not be in compliance with the collateral maintenance requirements of the first sentence of this Section 3.04(A) or is otherwise in default under this Agreement.

    Section 3.04 (B) is amended by inserting the words ", Commercial Mortgage Collateral" after the Words "First Mortgage Collateral" in the sixth line thereof.

5. Section 3.05 (B) is amended by inserting the words "and Commercial Mortgage Documents" and "and Commercial Mortgage Collateral" after the words "First Mortgage Documents" and "First Mortgage Collateral", respectively, in the first and sixth lines thereof.

6. Section 3.06 (A) is amended by inserting the words ", Commercial Mortgage Collateral" after the words "First Mortgage Collateral" in the fourth, ninth and tenth lines thereof, and by inserting the words ", Commercial Mortgage Documents" after the words "First Mortgage Documents" in the tenth line thereof.

7. Section 3.12 is amended by inserting the words ", Commercial Mortgage Collateral" after the words "First Mortgage Collateral" in the second line thereof.

8. New Documentation. The Member acknowledges that the Bank is in the process of modifying and updating its form Advances and Collateral documentation (all modified and updated documents and any new documents, agreements, certificates or instruments related thereto are hereinafter referred to collectively as the "New Documentation"), and that this Second Addendum is an interim document prepared by the Bank to allow its members to pledge Commercial Mortgage Collateral on an expanded basis until such time as the New Documentation is ready for use. The Member hereby agrees that upon the introduction by the Bank of the New Documentation, the Member shall, promptly upon the request of the Bank, execute and deliver to the Bank the New Documentation in substitution of the Agreement as modified by this Second Addendum.

    IN WITNESS WHEREOF, Member and Bank have caused this Second Addendum to be signed in their name by their duly authorized officers.

MEMBER

        AmSouth Bank
--------------------------------------------------------------------------------
                        (Full Corporate Name of Member)

By: /s/ John D. Kottmeyer                  John D. Kottmeyer, EVP & Treasurer
   ---------------------------------      --------------------------------------
       (Authorized Signature)                (Typed Name and Title of Signer)

By: /s/ Dana W. Nolan                      Dana W. Nolan, Senior Vice President
   ---------------------------------      --------------------------------------
       (Authorized Signature)                (Typed Name and Title of Signer)


(Member's Corporate Seal)


FEDERAL HOME LOAN BANK OF ATLANTA


By: /s/ William C. Buss                             Group Vice President
   ---------------------------------      --------------------------------------
       (Authorized Officer)                                (Title)

By: /s/ Randy Gonzalez                                 Vice President
   ---------------------------------      --------------------------------------
       (Authorized Officer)                                (Title)

                        FEDERAL HOME LOAN BANK OF ATLANTA

                             MEMBER ACKNOWLEDGEMENT
                             ----------------------
                                AND NOTARIZATION
                                ----------------

STATE OF       Alabama              )
                                    )  ss:
County of   Jefferson               )


     On this 26/th/ day of September, before me personally came John D Kottmeyer and Dana W Nolan, to me know, who, being by me duly sworn, did depose and state that they are the EVP and Senior VP of said Member; the Member described in and which executed the above instrument; that they know the sea1 of said Member; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors or other governing body of said Member; and that they signed their names thereto by order of the Board of Directors or other governing body of said Member and that said John D Kottmeyer and Dana W Nolan acknowledged the execution of said instrument to be the voluntary act and deed of said Member.


/s/ Scarlett E. Pandelis                                      (SEAL)
    Notary public Signature



Notary Public in and
for the State of:           Alabama

                       NOTARY PUBLIC STATE OF ALABAMA AT LARGE
                       MY COMMISSION EXPIRES: June 1, 2005
My Commission expires: BONDED THRU NOTARY PUBLIC UNDERWRITERS
                      ----------------------------------------